Exhibit 99.1

KRISPY KREME ANNOUNCES SETTLEMENT OF SECURITIES CLASS ACTION AND PARTIAL SETTLEMENT OF DERIVATIVE ACTION

WINSTON-SALEM, N.C., October 31, 2006 - Krispy Kreme Doughnuts, Inc. (NYSE: KKD) announced today that the Company, acting with the approval of the Special Committee of its Board of Directors, has entered into a Stipulation and Settlement Agreement (the “Stipulation”) with the lead plaintiffs in the pending securities class action, the plaintiffs in the pending derivative action and all defendants named in the class action and derivative action, except for the Company’s former Chairman and Chief Executive Officer, providing for the settlement of the securities class action and the derivative action on the terms described below. Both the class action and derivative action settlements are subject to preliminary and final approval of the United States District Court for the Middle District of North Carolina.

With respect to the securities class action, the Stipulation provides for the certification of a class consisting of all persons who purchased the Company’s publicly-traded securities between March 8, 2001 and April 18, 2005, inclusive. The settlement class will receive total consideration of approximately $75 million, consisting of a cash payment of $34,967,000 to be made by the Company’s directors’ and officers’ insurers, a cash payment of $100,000 to be made by the Company’s former Chief Operating Officer, John W. Tate, a cash payment of $100,000 to be made by the Company’s former Chief Financial Officer, Randy Casstevens, a cash payment of $4,000,000 to be made by the Company’s independent registered public accounting firm, and common stock and warrants to purchase common stock to be issued by the Company having an aggregate value of $35,833,000 (based on the current market price of the Company’s common stock). All claims against defendants will be dismissed with prejudice; however, claims that the Company may have against Scott A. Livengood, the Company’s former Chairman and Chief Executive Officer, that may be asserted by the Company in the derivative action for contribution to the securities class action settlement or otherwise under applicable law are expressly preserved. The Stipulation contains no admission of fault or wrongdoing by the Company or the other defendants.

With respect to the derivative litigation, the Stipulation provides for the settlement and dismissal with prejudice of all claims against defendants except for claims against Mr. Livengood. The Company, acting through its Special Committee, settled claims against Mr. Tate and Mr. Casstevens for the following consideration: Messrs. Tate and Casstevens each agreed to contribute $100,000 in cash to the settlement of the securities class action; Mr. Tate agreed to cancel his interest in 6,000 shares of the Company’s common stock; and Messrs. Tate and Casstevens agreed to limit their claims for indemnity from the Company in connection with future proceedings before the Securities and Exchange Commission or the United States Attorney for the Southern District of New York to specified amounts. The Company, acting through its Special Committee, has been in negotiations with Mr. Livengood but has not reached agreement to resolve the derivative claims against him and counsel for the derivative plaintiffs are deferring their application for fees until conclusion of the derivative actions against Mr. Livengood. All other defendants named in the derivative action will be dismissed with prejudice without paying any consideration, consistent with the findings and conclusions of the Company’s Special Committee in its report of August 2005.

“The settlement of these legal matters represents a significant step in the turnaround of Krispy Kreme,” said Daryl Brewster, President and Chief Executive Officer.

The Company estimates that, based on the current market price of its common stock, it will issue approximately 1,875,000 shares of its common stock and warrants to purchase approximately 4,400,000 shares of its common stock in connection with the Stipulation. The exercise price of the warrants will be equal to 125% of the average of the closing prices of the Company’s common stock for the 10-day period surrounding the filing of its Annual Report on Form 10-K for the fiscal year ended January 29, 2006. The Company has recorded a non-cash charge to earnings in fiscal 2006 of $35,833,000, representing the estimated fair value of the common stock and warrants to be issued by the Company. The Company has recorded a related receivable from its insurers in the amount of $34,967,000, as well as a liability in the amount of $70,800,000 representing the aggregate value of the securities to be issued by the Company and the cash to be paid by the insurers. The settlement is conditioned upon the Company’s insurers and the other contributors paying their share of the settlement. The provision for settlement costs will be adjusted to reflect changes in the fair value of the securities until they are issued following final court approval of the Stipulation, which the Company anticipates will occur in late calendar 2006 or early calendar 2007.

About Krispy Kreme
Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded retailer and wholesaler of high-quality doughnuts, including its signature Hot Original Glazed.™ There are currently approximately 295 Krispy Kreme factory stores and 90 satellites operating systemwide in the United States of America, Australia, Canada, Hong Kong, Indonesia, Kuwait, Mexico, South Korea and the United Kingdom. Additional information on Krispy Kreme can be found on the Internet at http://www.krispykreme.com.

Information contained in this press release about the proposed settlement of the pending securities class action and derivative litigation should be considered forward-looking. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the proposed settlements or that otherwise may indirectly bear on the proposed settlements because of their impact on Krispy Kreme’s operating results, performance or financial condition, are conditions that may be imposed by the court in granting preliminary or final approval of the proposed settlement; the outcome of pending governmental investigations, including by the Securities and Exchange Commission and the United States Attorney’s Office for the Southern District of New York, and a review by the Department of Labor; potential indemnification obligations and limitations of the Company’s director and officer liability insurance; material weaknesses in the Company’s internal control over financial reporting; the Company’s ability to implement remedial measures necessary to improve its processes and procedures; continuing negative publicity; significant changes in the Company’s management; the quality of franchise store operations; the Company’s ability, and its dependence on the ability of its franchisees, to execute on the Company’s and their business plans; disputes with franchisees; the Company’s ability to implement its international growth strategy; currency, economic, political and other risks associated with international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with governmental regulations relating to food products and franchising; relationships with wholesale customers; the Company’s ability to protect its trademarks; risks associated with high levels of indebtedness; restrictions on operations contained in the Company’s senior secured credit facilities; the Company’s ability to meet its ongoing liquidity needs; changes in customer preferences and perceptions; risks associated with competition; and other factors discussed in Krispy Kreme’s Annual Report on Form 10-K for fiscal 2006 and in Forms 12b-25 and other periodic reports filed with the Securities and Exchange Commission.

Contact:
James Golden
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449 ext. 121